Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Kala Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered Securities

	115.32
Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.001 par value per share	Other	85,347 shares (2)	$11.74 (3)	$1,001,973.78 (3)	$110.20 per $1,000,000	$110.42
Equity	Common Stock, $0.001 par value per share	Other	700 shares (4)	$16.50 (5)	$11,550.00 (5)	$110.20 per $1,000,000	$1.28
Equity	Common Stock, $0.001 par value per share	Other	800 shares (4)	$16.67 (5)	$13,336.00 (5)	$110.20 per $1,000,000	$1.47
Equity	Common Stock, $0.001 par value per share	Other	1,000 shares (4)	$19.50 (5)	$19,500.00 (5)	$110.20 per $1,000,000	$2.15
Total Offering Amounts					$1,046,359.78		$115.32
Total Fee Offsets							$0
Net Fee Due							$115.32

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Reflects (i) 68,278 shares added to the 2017 Equity Incentive Plan, as amended, as of January 1, 2023 and (ii) 17,069 shares added to the Amended and Restated 2017 Employee Stock Purchase Plan as of January 1, 2023, pursuant to each plan’s evergreen provision.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on The Nasdaq Global Select Market on December 28, 2022.

(4)	Consists of shares issuable under new hire inducement stock option awards granted between February 16, 2022 and August 15, 2022 in accordance with Nasdaq Listing Rule 5635(c)(4).
(5)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act. The price per share and aggregate offering price are calculated on the basis of the exercise price of the options outstanding under the applicable inducement stock option award.